EXHIBIT 10.55
AMENDMENT NO. 1 TO
MANUFACTURING AND LICENSING AGREEMENT

By:	Widmer Brothers Brewing Company, an Oregon corporation (“Widmer”)
929 N. Russell
Portland, Oregon 97227

and:	Redhook Ale Brewery Incorporated, a Washington corporation (“Redhook”)
14300 NE 145th Street
Woodinville, Washington 98072

Date:	December 31, 2006
          This Amendment No. 1 to Manufacturing and Licensing Agreement (the “Amendment”) is entered into by and between Widmer and Redhook as of the date first set forth above.
BACKGROUND
     A.  In August of 2006, Widmer and Redhook entered into a Manufacturing and Licensing Agreement (the “Agreement”) pursuant to which Redhook agreed to manufacture, bottle, and package certain Widmer Products at the Redhook Facility. Capitalized terms in this Amendment have the meanings ascribed to them in the Agreement.
      B. The Term of the Agreement expires on December 31, 2006. The parties desire to extend the Term.
AMENDMENT
          Based on the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Widmer and Redhook hereby agree amend the Agreement as follows:
1. The Term is hereby extended until December 31, 2007.
2. The Widmer Products do not include Widberry beer. The specifications to Widberry beer are hereby deleted.
3. All other terms and conditions set forth in the Agreement arc hereby ratified and affirmed.
     The parties have executed this Amendment as of the date first forth above.
     Signatures on the following page.

WIDMER BROTHERS BREWING COMPANY

By:	/s/ Sebastion Pastore

Name:	Sebastion Pastore

Title:	VP Brewing Ops.

REDHOOK ALE BREWERY INCORAPORATED

By:	/s/ David J. Mickelson

Name:	David J. Mickelson

Title:	President CFO

     Craft Brands Alliance LLC hereby consents to the terms and conditions set forth in this Agreement.

CRAFT BRANDS ALLIANCE LLC

By:	Terry E. Michaelson

Name:	Terry E. Michaelson

Title:	President